Exhibit 10.7

iSTAR ACQUISITION CORP.

FORM OF PRIVATE PLACEMENT UNIT PURCHASE AGREEMENT

PRIVATE PLACEMENT UNIT PURCHASE AGREEMENT (this “Agreement”) made as of this [    ] day of [    ], 200[    ], by and between iStar Acquisition Corp., a Delaware corporation (the “Company”), and iStar Financial Inc. (the “Purchaser”).

WHEREAS, the Company has filed a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (“SEC”) in connection with a proposed initial public offering (the “IPO”) of up to 57,500,000 units, each unit consisting of one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock at an exercise price of $7.50; and

WHEREAS, immediately prior to the consummation of the IPO, the Company desires to issue and sell, and the Purchaser desires to purchase, upon the terms and conditions set forth in this Agreement, 2,500,000 additional units (the “Private Placement Units”) at $10.00 per unit, each unit consisting of one share of Common Stock (the “Private Placement Common Stock”) and one warrant to purchase one share of Common Stock at an exercise price of $7.50 per share (the “Private Placement Warrants” and collectively with the Private Placement Units and the Private Placement Common Stock, the “Private Placement Securities”), for an aggregate purchase price of $25,000,000 (the “Purchase Price”);

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.             Sale and Purchase of Private Placement Units.  Subject to and immediately prior to the consummation of the IPO, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Private Placement Units for the Purchase Price.

2.             Closing.  The closing of the purchase and sale of the Private Placement Units hereunder, including payment for and delivery of the Private Placement Units, will take place at the offices of the Company or the Company’s legal counsel immediately prior to, and shall be subject to, the completion of the IPO.  At the closing, the Company shall deliver to the Purchaser one or more certificates evidencing the Private Placement Units, substantially in the form attached hereto as EXHIBIT A, registered in the Purchaser’s name, upon the payment of the Purchase Price in immediately available funds by wire transfer to an account designated by the Company.  The Company shall deposit the Purchase Price into the trust account described in the Registration Statement.

3.             Lock-Up Agreement.

3.1           At or prior to the closing of the IPO, the Purchaser shall enter into a lock-up agreement with the underwriter of the IPO, Banc of America Securities LLC, pursuant to which the Purchaser shall agree not to sell the Private Placement Securities (and any shares of Common Stock issuable upon the exercise of the Private Placement Warrants) until after the consummation of the Company’s initial Business Combination (the “Lock-Up Period”), except for certain permitted transfers.  For purposes of this Agreement, “Business Combination” shall have the meaning given to it in the Amended and Restated Certificate of Incorporation of the Company, as the same may be amended from time to time.

4.             Representations and Warranties of the Company.  In connection with the issuance and sale of the Private Placement Units, the Company hereby represents and warrants to the Purchaser the following:

4.1           The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

4.2           All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Company.  This Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  The issuance and sale by the Company of the Private Placement Units does not conflict with the amended and restated certificate of incorporation or by-laws of the Company or any material contract by which the Company or its property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property.

4.3           Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Purchaser will have good title to the Private Placement Securities and the shares of Common Stock underlying the Private Placement Warrants free and clear of all liens, claims and encumbrances of any kind, other than transfer restrictions hereunder and under other agreements contemplated hereby.

5.             Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Company that:

5.1           The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

5.2           The Units are being acquired for the Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Securities Act.

5.3           The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.  The Purchaser has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

5.4           All corporate action necessary to be taken by the Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Purchaser in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Purchaser.  This Agreement constitutes the valid, binding and enforceable obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  The purchase by the Purchaser of the Private Placement Units does not conflict with the organizational documents of the Purchaser or with any material contract by which the Purchaser or its property is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to the Purchaser or its property.

6.             Registration Rights Agreement.  At the time of the completion of the IPO, the Company and the Purchaser shall enter into a registration rights agreement pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Private Placement Securities and the shares of Common Stock underlying the Private Placement Warrants.

7.             Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not.  Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement or their obligations hereunder.

8.             Amendments.  This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

9.             Waiver of Claims; Indemnification. The Purchaser hereby waives any and all rights to assert any present or future claims, including any right of rescission, against the Company or Banc of America Securities LLC with respect to the Purchaser’s purchase of the Private Placement Securities, and the Purchaser agrees to indemnify and hold the Company and Banc of America Securities LLC harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company or Banc of America Securities LLC by any of the Purchaser’s transferees, heirs, successors, assigns or any subsequent holders of the Private Placement Securities or any shares of Common Stock underlying the Private Placement Warrants.

10.           Counterparts; Facsimile.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

11.           Governing Law.  This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York.  The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive.  The parties hereby waive any objection to such exclusive jurisdiction and agree not to plead or claim that such courts represent an inconvenient forum.

12.           Third Party Beneficiary. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided that Banc of America Securities LLC shall be a third party beneficiary of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

iSTAR ACQUISITION CORP.

By:
Name: Jay Nydick
Title: Chief Executive Officer and President

PURCHASER:

iSTAR FINANCIAL INC.

By:
Name: Jay Sugarman
Title: Chairman and Chief Executive Officer